UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2006

Xenomics, Inc.
(Exact name of registrant as specified in its charter)

Florida	04-3721895
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1701
New York, New York 10170
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0808

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 23, 2006, V. Randy White, Ph.D., the Chief Executive Officer of Xenomics, Inc. (the “Company”), left the Company to pursue other interests. As a result the letter agreement between Dr. White and the Company dated as of September 3, 2004 was terminated.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 23, 2005, the Company’s management, after a discussion with the Staff of the Securities and Exchange Commission regarding accounting comments received in connection with the filing of Amendment No. 3 to the Company’s Form SB-2, recommended to the Audit Committee of the Company, that the Company’s unaudited quarterly financial statements for the quarterly period ended July 31, 2005 and for the quarterly period ended October 31, 2005, should no longer be relied upon. The Audit Committee agreed with the Company’s management and the Company restated these financial statements to eliminate cumulative expense of $567,085 for the six and nine month periods ended July 31, 2005 and October 31, 2005 related to warrants issued in connection with a financing transaction on July 13, 2005. On February 28, 2006, the Company amended its Form 10-QSB for the quarterly period ended July 31, 2005 and its Form 10-QSB for the quarterly period ended October 31, 2005 .

The Company’s management and Audit Committee reached their conclusions in consultation and with the concurrence of the Company’s independent registered public accounting firm, Lazar Levine & Felix LLP.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 23, 2006, V. Randy White, Ph.D., the Company’s Chief Executive Officer, left the Company to pursue other interests. As of March 1, 2006, the Company is in discussions with Dr. White regarding a severance agreement. The Company will make appropriate disclosures if and when an agreement is executed.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2006

XENOMICS, INC.

By:	/s/ L. David Tomei

L. David Tomei Chief Executive Officer

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